Exhibit 10(m)

                               September 30, 1999

Boundless  Technologies, Inc.
711 Fifth Avenue, 5th Floor
New York, NY 10022

      Re:   General Automation LLC

Gentlemen:

      This letter sets forth the agreement which has been reached concerning the satisfaction by General Automation, Inc., a Delaware corporation ("GA"), of all of its existing obligations to Boundless Technologies, Inc., a Delaware corporation formerly known as SunRiver Data Systems ("Boundless"), and the acquisition by GA of Boundless' entire interest in General Automation LLC, a Delaware limited liability company ("GAL"). That agreement is as follows:

1. Payment by GA. Concurrently with the execution of this letter agreement, GA has paid to Boundless the amount of $1,500,000, by wire transfer to an account designated by Boundless (the "Cash Payment").

2. Issuance of Promissory Notes. Concurrently with the issuance of this letter agreement, GA has executed and delivered to Boundless two Promissory Notes, one in the original principal amount of $250,000 in the form of Exhibit A attached to this letter agreement (the "First Note"), and one in the original principal amount of $500,000 in the form of Exhibit B attached to this letter agreement (the "Second Note"). The First Note and the Second Note are at times referred to collectively in this letter agreement as the "Notes").

3. Issuance of Stock. As soon as is reasonably practicable after the date of this letter agreement, but in any event within thirty (30) days after the date of this letter agreement, GA will cause its transfer agent to issue and deliver to Boundless a stock certificate, standing in the name of Boundless, representing 1,133,333 shares of GA's common stock (the "Shares").

4. Registration Rights Agreement. Concurrently with the execution and delivery of this letter agreement, GA and Boundless have executed and delivered a Registration Rights Agreement pertaining to the Shares in the form of Exhibit C attached to this letter agreement.

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5.  Satisfaction of GA's Obligations Under the Second Note. The Second Note
    provides that it is due and payable in full upon the earliest to occur of the date which is one hundred twenty (120) days following the date on which the Second Note is issued to Boundless (the "Maturity Date"); or the third business day following the closing of a loan to GA pursuant to that certain Loan Agreement (the "Loan Agreement") of even date herewith between GA and Pacific Mezzanine Fund LLP ("PMF"), which loan yields gross proceeds to GA of not less than One Million Fifty Thousand Dollars ($1,050,000), excluding the initial $3,150,000 loaned by PMF to GA pursuant to the Loan Agreement; or the third business day following the closing of any other debt or equity financing (other than the refinancing of GA's real property in Irvine, California) which yields gross proceeds to GA of not less than One Million Fifty Thousand Dollars ($1,050,000); or the third business day following the closing of any refinancing of GA's real property in Irvine, California, which yields net proceeds to GA of not less than One Million Dollars ($1,000,000). (For purposes of this letter agreement, each of the financings described in clauses (ii), (iii) and (iv) above is referred to as a "Qualifying Financing"). (A copy of the Loan Agreement is attached to this letter agreement as Exhibit D.) The Second Note also provides, however, that in the event that a Qualifying Financing has not been consummated on or before the Maturity Date, GA may, in its sole discretion, elect to satisfy GA's entire obligation under the Second Note by executing and delivering to the holder of the Second Note (the "Holder") a Secured Convertible Promissory Note with an original principal amount equal to the sum of the then outstanding principal balance of the Second Note and all accrued but unpaid interest then owed on the Second Note. If GA elects to satisfy its obligations under the Second Note in the manner referred to in the immediately preceding sentence, it shall send written notification of that election to the Holder (the "Notice"), and it is the intent of GA and Boundless that the Holder of the Second Note shall be issued a Secured Note (as defined below) and a Warrant (as defined below) and become a "Lender" under the Loan Agreement with all of the rights and privileges of a Lender contemplated in the Loan Agreement, upon substantially the same terms as are applicable to PMF. Accordingly, within ten (10) business days following the Holder's receipt of the Notice:

     (a) GA shall execute and deliver to the Holder, against Holder's execution and delivery to GA of the documents and instruments referred to in
          Section 5(b) below, the following:

          (i) A Secured Convertible Promissory Note in substantially the form of Exhibit E attached to this letter agreement (the "Secured Note"), in an original principal amount equal to the sum of the then outstanding principal balance of the Second Note and all accrued but unpaid interest then owed on the Second Note (the conversion

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Boundless Technologies, Inc.
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               rate of which Secured Note shall be $0.73 per share, subject to adjustment as provided in the Loan Agreement); and

          (ii) A Warrant in substantially the form of Exhibit F attached to this letter agreement, covering a number of shares (rounded to the nearest whole share) calculated by dividing the original principal amount of the Secured Note by $8.00 (the exercise price of which Warrant will be $0.45 per share, subject to adjustment as provided in the Warrant); and

          (iii) Such documents as may reasonably be requested by the Holder for the purpose of making the Holder a party to the Loan Agreement as a "Lender" thereunder, with all of the rights and privileges of a Lender contemplated in the Loan Agreement, upon substantially the same terms as are applicable to PMF (provided, however, that (A) in no event shall Boundless become obligated thereby to make any loan or advance to GA, other than the loan evidenced by the Secured Note in the original principal amount specified in
               Section 5(a)(i) above, and (B) notwithstanding Section 3.01(j) of the Loan Agreement, no opinion of GA's counsel will be delivered to Boundless in connection with the transactions contemplated by this Section 5); and

          (iv) Such documents as may reasonably be requested by the Holder for the purpose of making the Holder a party to, and a "Secured Party" under, that certain Security Agreement of even date herewith entered into by PMF and GA, a copy of which is attached to this letter agreement as Exhibit G; and

          (v) Such documents as may reasonably be requested by the Holder for the purpose of making the Holder a party to, and an "Investor" under, that certain Investors' Rights Agreement of even date herewith entered into by PMF and GA, a copy of which is attached to this letter agreement as Exhibit H; and

          (vi) Such other documents and instruments (including but not limited to amendments to the documents referred to in this Section 5(a)) as

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               may reasonably be requested by the Holder for the purpose of effectuating the purposes and intent of this Section 5.

     (b) The Holder shall deliver to GA for cancellation the original of the Second Note, and shall also execute and deliver to GA, against GA's execution and delivery to the Holder of the documents and instruments referred to in Section 5(a) above, the following:

          (i) A Subordination Agreement in favor of each of the Company's Senior Lenders (as defined in the Loan Agreement), in substantially the form of Exhibit I attached to this letter agreement; and

          (ii) An Intercreditor Agreement in substantially the form of Exhibit J attached to this letter agreement; and

          (iii) Such other documents and instruments (including but not limited to amendments to the documents referred to in this Section 5(b) and Section 5(a) above) as may reasonably be requested by GA for the purpose of effectuating the purposes and intent of this
               Section 5.

     (c) GA represents and warrants to Boundless that the documents attached to this letter agreement as Exhibits D through I are in substantially the form which have been executed and delivered by GA and PMF in connection with the consummation of the initial funding under the Loan Agreement.

6. Investment Representations of Boundless. Boundless understands that the Shares will be issued to Boundless without registration under the Securities Act of 1933, as amended (the "Act"), and without qualification or registration under the applicable securities laws of any state (the "State Laws") in reliance on exemptions from such registration and qualification for non-public offerings. Boundless further understands that GA is relying on the representations and warranties set forth in this letter agreement in determining that such exemptions are available.

     Boundless hereby represents and warrants to GA as follows:


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     (a)  Investment Intent. The acquisition of the Shares is for investment for
          Boundless' own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof or interest therein. Boundless will not offer to sell or sell the Shares or any portion thereof or interest therein to others except in compliance with the Act and the State Laws. The undersigned does not have any present intention of distributing or selling any of the Shares.

     (b) Lack of Registration; Legend on Certificates. Boundless has been advised by GA as to the circumstances under which Boundless is required to take and hold the Shares, including, without limitation, the following:

          (i) The Shares have not been registered with the Securities and Exchange Commission (the "SEC") under the Act and must be held for investment unless subsequently registered under the Act or an exemption from registration is available.

          (ii) Any and all certificates representing the Shares and any and all replacements thereof shall bear and be subject to a legend in substantially the following form affecting the transferability of the Shares:

                    THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE ACT OF 1933 (THE "FEDERAL ACT") OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE, IN RELIANCE ON EXEMPTIONS FROM SUCH REGISTRATION AND QUALIFICATION FOR NONPUBLIC OFFERINGS. ACCORDINGLY, THE SALE, TRANSFER OR OTHER DISPOSITION OF SUCH SECURITIES OR ANY INTEREST THEREIN MAY NOT BE ACCOMPLISHED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE FEDERAL ACT AND QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED.

     (c) Documents Reviewed by Boundless. Boundless has reviewed the following documents pertaining to GA (collectively, the "GA SEC Reports"):

          (i) GA's Report on Form 10-K for the fiscal year ended September 30, 1998, as filed with the SEC; and


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          (ii) GA's Proxy Statement relating to the Annual Meeting of GA's shareholders held on March 25, 1999; and

          (iii) GA's Reports on Form 10-Q for the quarters ended December 31, 1998, March 31, 1999 and June 30, 1999, as filed with the SEC; and

          (iv) GA's Reports on Form 8-K filed with the SEC on February 19, 1999 and July 14, 1999, respectively.

(d) Accuracy of GA SEC Reports. At the time of their respective filing, the GA SEC Reports did not contain any untrue statement of any material fact contained therein nor omitted to state therein a material fact required to be stated or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. The information in any document, certificate or written statement furnished to Boundless by or on behalf of GA with respect to the business, assets, results of operation, financial condition or prospects of GA for use in connection with the transactions contemplated by this letter agreement is, when considered as a whole, true and correct and does not omit to state any material fact required to be stated therein to make the furnished information not misleading. Except as disclosed on Schedule 6(d) attached to this letter agreement, to GA's best knowledge, there is no fact (other than matters of a general economic nature) that has materially and adversely affected or could reasonably be expected to have a material adverse effect, which has not been disclosed herein, in such other documents, certificates and statements, or the GA SEC Reports.

(e) Availability of Additional Information. Boundless acknowledges that inquiries with respect to GA or the documents referred to in Section 6(c) above may be made by Boundless to Mr. Richard Nance, GA's Chief Financial Officer, in writing at 17731 Mitchell North, Irvine, California 92714, or by telephone at (714) 250-4800. Boundless has been afforded the opportunity to make inquiries of, and has received answers from, the officers and directors of GA concerning its operations, plans and financial condition, and has further been afforded the opportunity to obtain any additional material necessary to verify the information so obtained (to the extent GA possesses such material or could acquire it without unreasonable effort or expense.)

(f) No Reliance on Other Information. Boundless has not been furnished with any oral or written information concerning GA other than the documents referred to in Section 6(c) above, and the information furnished or made available to Boundless by GAI described in Section 6(e) above, and Boundless has relied solely on the foregoing in connection with its decision to acquire the Shares.


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Boundless Technologies, Inc.
September 30, 1999
Page 7


     (g) Accredited Investor. Boundless is an "accredited investor" within the meaning of Rule 501(a)(3) promulgated by the SEC under the Act.

7. Transfer of Interest in GAL. Boundless hereby conveys, transfer, assigns and sells to GA all of Boundless' right, title and interest in and to GAL, including but not limited to, Boundless' entire membership interest in GAL (the "GAL Interest"), and relinquishes any and all claims to all of GAL's assets and properties, tangible and intangible . Boundless hereby represents and warrants to GA that Boundless has, and hereby conveys, transfers, assigns and sells to GA, good and marketable title to the GAL Interest, free and clear of any and all security interests, pledges, liens, claims, encumbrances or defects in title of any nature whatsoever.

8.   Satisfaction of Indebtedness and Release of Other Obligations.

     (a) Acknowledgment of Satisfaction; Release of Claims. Boundless acknowledges that payment of the Cash Payment to Boundless and the issuance of the Notes and the Shares to Boundless will constitute satisfaction in full of all indebtedness of GA and/or GAL to Boundless and satisfaction in full of all other obligations of GA and/or GAL to Boundless, known or unknown, excluding only (i) the obligations, representations and warranties of GA and/or GAL under this letter agreement, including those obligations expressly undertaken by GA under Sections 1, 2, 3, 4, 5 and 10 hereof and under the Notes, and
          (i) the obligations, representations and warranties of GA under the Registration Rights Agreement. GA and GAL acknowledge that other than the obligations, representations and warranties of Boundless set forth in this letter agreement, including that set forth in Section 9 hereof and in the Registration Rights Agreement, Boundless owes no obligations to GA or GAL known or unknown. Accordingly, excluding only those obligations described in the two immediately preceding sentences, Boundless hereby releases and discharges GAL and GA, as well as all of their respective officers, directors, employees and agents, whether past, present or future (the "GA Released Parties"), and GA and GAL each hereby release and discharge Boundless and Boundless Corporation, as well as all of their respective officers, directors, employees and agents, whether past, present or future (the "Boundless Released Parties") from any and all claims, demands, costs, liabilities, obligations, damages, expenses, and actions and causes of action of every nature, whether in law or in equity, known or unknown or suspected or unsuspected (collectively, "Claims"), which Boundless, on the one hand, or GAL and/or GA, on the other hand, ever had or now has or makes claim to have against the GA Released Parties or the Boundless Released Parties, or any of them, as the case may be, directly or indirectly arising out of or in connection with any event, condition, action, failure to act or other circumstance on or before the date hereof, including but not limited to any and all Claims arising out of or related to the Operating Agreement entered into by GA and Boundless dated as of May 22, 1995.


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Page 8


     (b)  Waiver of Unknown Claims. Boundless, GA and GAL each understands that
          Section 1542 of the Civil Code of California provides as follows:

               "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

SECTION 1542 OF THE CIVIL CODE OF CALIFORNIA IS HEREBY EXPRESSLY WAIVED BY BOUNDLESS, GA AND GAL.

     (c) Factual Differences. Boundless and GA each understands and accepts the risk that the facts with respect to which this letter agreement is entered into may be different from the facts now known or believed by it to be true. This letter agreement shall remain in all respects effective and shall not be subject to termination or rescission by virtue of any such differences in fact, absent a showing of intentional fraud by GA in inducing Boundless to enter into this letter agreement.

     (d) Non-Assignment. Boundless hereby represents and warrants to GA that there has been no assignment of any Claims or any other rights which are the subject of the release set forth in Section 8(a) above. GA and GAL hereby represent and warrant to Boundless that there has been no assignment of any Claims or any other rights which are the subject of the release set forth in Section 8(a) above.

9. Indemnification. Boundless will defend, indemnify and hold GA, its officers, directors and each person who controls GA within the meaning of the Act, from and against, and agrees to reimburse GA, its officers, directors and controlling persons with respect to, any and all claims, actions, demands, losses, damages, liabilities, costs or expenses, including without limitation attorneys' fees, to which GA, its officers, directors or such controlling persons may become subject insofar as such claims, actions, demands, losses, damages, liabilities, costs or expenses arise from or are the result of any breach of any representation or warranty made by Boundless in this letter agreement, or the assertion by any person or entity of any claim or cause of action against GA or GAL based upon allegations which, if true, would constitute a breach of any representation or warranty made by Boundless in this letter agreement.

10. Indemnification by GA. GA shall defend, indemnify and hold harmless Boundless, its officers, directors and each person who controls Boundless within the meaning of the Act, from and against, and agrees to reimburse Boundless, its officers, directors and controlling persons with respect to, any and all claims, actions, demands, losses, damages,


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Boundless Technologies, Inc.
September 30, 1999
Page 9


     liabilities, costs or expenses, including without limitation attorneys' fees, to which Boundless, its officers, directors or such controlling persons may become subject insofar as such claims, actions, demands, losses, damages, liabilities, costs or expenses result from the assertion by any third party against Boundless its officers, directors or such controlling persons of any claim or cause of action based upon past or future business activities of GA or GAL, including any act or omission by GA pertaining to GA's management and/or operation of GAL. The indemnification provided in this Section applies to claims heretofore made and which may hereinafter be made against Boundless by Pick Systems and/or Via Systems, Inc. GA and GAL are jointly and severally responsible for the indemnifications provided in this Section 10.

11. Indemnification Procedure. Promptly after receipt by a party indemnified pursuant to the provisions of Section 9 or 10 of this Letter Agreement of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim therefor is to be made against the indemnifying party pursuant to the provisions of Section 9 or 10 hereof, notify the indemnifying party of the commencement thereof, but the omission so to notify the indemnifying party shall not relieve the indemnifying party from liability under this letter agreement; provided that if the indemnifying party has not received notice of the claim and the indemnified party fails to vigorously defend the claim, and as a result the rights of the indemnifying party are substantially prejudiced, or if the indemnified party settles or compromises the claim without the approval of the indemnifying party, the indemnifying party shall be relieved of liability under this letter agreement. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party shall have the right, at the indemnifying party's own cost and expense, to select separate counsel (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party or parties). Upon the permitted assumption by the indemnifying party of the defense of such action, and approval by the indemnified party of counsel, the indemnifying party shall not be liable to such indemnified party under
     Section 9 or 10, as the case may be, for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof (other than reasonable costs of investigation) unless (i) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time, (ii) the indemnifying party and its counsel do not actively and vigorously pursue the defense of such action, or (iii) the indemnifying party has authorized the employment of counsel for the


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Boundless Technologies, Inc.
September 30, 1999
Page 10


     indemnified party at the expense of the indemnifying party. No indemnifying party shall be liable to an indemnified party for any settlement of any action or claim without the consent of the indemnifying party and no indemnifying party will consent to entry of any judgment or enter into any settlement, which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability with respect to such claim or litigation. In the event of a claim for indemnification under Section 10 of this Letter Agreement, all notices described in this Section 11 may be sent exclusively to GA.

12.  Miscellaneous.

     (a) Entire Agreement. This letter agreement is entered into by each of the parties hereto without reliance upon any statement, representation, promise, inducement or agreement not expressly contained within this letter agreement. This letter agreement constitutes the entire agreement between the parties concerning the subject matter hereof and supersedes all prior oral or written agreements and understandings concerning such subject matter.

     (b) Modification. This letter agreement shall not be amended or modified except in a writing signed by both GA and Boundless.

     (c) Attorneys' Fees. If any litigation is brought concerning this letter agreement or the rights or duties of any person in relation thereto, the prevailing party in such litigation shall be entitled to recover from the other party reasonable attorneys' fees and costs in such litigation in addition to any other relief to which such prevailing party may be entitled.

     (d) Governing Law. The internal laws of the State of California shall govern this letter agreement in all respects, including, but not limited to, matters of construction, validity, enforcement and interpretation.

     (e) Further Assurances. The parties shall at their own cost and expense execute and deliver such further documents and instruments and shall take such other actions as may be reasonably required or appropriate to carry out the intent and purposes of this Agreement.

     To acknowledge your agreement to the foregoing and your intent to be bound thereby, please execute the additional copy of this letter which is enclosed, and return it to the undersigned.

                                    Very truly yours,

                                    GENERAL AUTOMATION, INC.



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Boundless Technologies, Inc.
September 30, 1999
Page 11


                              By: /s/ Jane Christie
                                  --------------------------------------
                                  Jane Christie, Chief Executive Officer

                              GENERAL AUTOMATION LLC

                              By: /s/ Jane Christie

      The undersigned hereby agrees to the foregoing.

                              BOUNDLESS TECHNOLOGIES, INC.


                              By: /s/ J Gerald Combs
                                  --------------------------------------
                                  (Signature)

                             Its: J. G. Combs, CEO
                                  (Please print name and title)


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Boundless Technologies, Inc.
September 30, 1999
Page 12


      SCHEDULE 6(d)

      GA is in default of its payment obligations under that certain Promissory Note payable by GA to NCR Corporation dated May 4, 1998 in the original principal amount of $1,723,921, the remaining balance of which is approximately $739,000.

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                          LIST OF EXHIBITS TO AGREEMENT
                      between General Automation, Inc. and
                          Boundless Technologies, Inc.
                            dated September 30, 1999

A.       $250,000 Promissory Note - Filed with 10-K

B.       $500,000 Promissory Note - Filed with 10-K

C.       Registration Rights Agreement*

D.       Loan Agreement*

E.       Form of Secured Convertible Promissory Note - Filed with 10-K

F.       Form of Warrant - Filed with 10-K

G.       Form of Security Agreement*

H.       Form of Investors' Rights Agreement*

I.       Form of Subordination Agreement*

J.       Form of Intercreditor Agreement*



* These exhibits have been omitted from Registrant's filing with the Commission but Registrant will provide any such omitted exhibits to the Commission upon its request.